                                                                                                                   EXHIBIT 12.1

                         SOUTHERN CALIFORNIA EDISON COMPANY AND CONSOLIDATED UTILITY-RELATED SUBSIDIARIES

                              RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED AND PREFERENCE STOCK

                                                      (Thousands of Dollars)

                                                                 Year Ended December 31,                     12 Months
                                              ------------------------------------------------------------     Ended
                                                 1998         1999        2000         2001         2002    June 30, 2003
                                              ----------------------------------------------------------------------------

EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES:

Income before interest expense (1)          $  999,910   $   992,354  $(1,456,584)  $3,192,815  $1,831,335  $1,226,919
Add:
  Taxes on income (2)                          442,356       438,006   (1,021,452)   1,658,033     641,786     446,957
  Rentals (3)                                    2,208         1,901        2,905        2,128       1,240         727
  Allocable portion of interest
       on long-term Contracts for
       the purchase of power (4)                 1,767         1,735        1,699        1,659       1,616       1,593
  Amortization of previously capitalized
       fixed charges                             1,571         1,508        1,390        1,083       1,440       1,584
                                             ----------    ----------  -----------   ----------------------  ----------
Total earnings before income
  taxes and fixed charges (A)               $1,447,812   $ 1,435,504  $(2,472,042)  $4,855,718  $2,477,417  $1,677,780
                                             ==========    ==========  ===========   ==========  ==========  ==========

FIXED CHARGES:
  Interest and amortization                 $  484,788   $   482,933  $   571,760   $  784,858  $  584,442  $  498,327
  Rentals (3)                                    2,208         1,901        2,905        2,128       1,240         727
  Capitalized fixed charges -
       nuclear fuel (5)                          1,294         1,211        1,538          756         520         194
  Allocable portion of interest on
       long-term contracts for
       the purchase of power (4)                 1,767         1,735        1,699        1,659       1,616       1,593
  Preferred and preference stock
      requirements - pre-tax basis              45,784        41,753       33,754       37,907      29,119      25,041
                                             ----------    ----------  -----------   ----------  ----------  ----------
Total fixed charges (B)                     $  535,841   $   529,533  $   611,656   $  827,308  $  616,937  $  525,882
                                             ==========    ==========  ===========   ==========  ==========  ==========

RATIO OF EARNINGS TO
  FIXED CHARGES (A) / (B):                        2.70          2.71        (4.04)        5.87        4.02        3.19
                                             ==========    ==========  ===========    =========  ==========  ==========

(1)    Includes allowance for funds used during construction and accrual of unbilled revenue.

(2)    Includes allocation of federal income and state franchise taxes to other income.

(3)    Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals.

(4)    Allocable portion of interest included in annual minimum debt service requirement of supplier.

(5)    Includes fixed charges associated with Nuclear Fuel.

                          SOUTHERN CALIFORNIA EDISON COMPANY AND CONSOLIDATED UTILITY-RELATED SUBSIDIARIES

                               RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED AND PREFERENCE STOCK

                                                       (Thousands of Dollars)

                                                                          Year Ended December 31,                12 Months
                                                 ----------------------------------------------------------        Ended
                                                     1998      1999         2000         2001         2002    June 30, 2003
                                                 ---------------------------------------------------------------------------

EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES:

Income before interest expense (1)(6)          $  850,424  $  859,995  $(1,574,476)  $3,089,494   $1,742,163   $1,145,733
Add:
  Taxes on income (2)                             442,356     438,006   (1,021,452)   1,658,033      641,786      446,957
  Rentals (3)                                       2,208       1,901        2,905        2,128        1,240          727
  Allocable portion of interest
       on long-term Contracts for
       the purchase of power (4)                    1,767       1,735        1,699        1,659        1,616        1,593
  Amortization of previously capitalized
       fixed charges                                1,571       1,508        1,390        1,083        1,440        1,584
                                                ----------  ----------  -----------   ----------   ----------   ----------
Total earnings before income
  taxes and fixed charges (A)                  $1,298,326  $1,303,145  $(2,589,934)  $4,752,397   $2,388,245   $1,596,594
                                                ==========  ==========  ===========   ==========   ==========   ==========

FIXED CHARGES:
  Interest and amortization (7)                $  335,302  $  350,574  $   453,868   $  681,537   $  495,270   $  417,141
  Rentals (3)                                       2,208       1,901        2,905        2,128        1,240          727
  Capitalized fixed charges -
       nuclear fuel (5)                             1,294       1,211        1,538          756          520          194
  Allocable portion of interest on
       long-term contracts for
       the purchase of power (4)                    1,767       1,735        1,699        1,659        1,616        1,593
  Preferred and preference stock dividend
      requirements - pre-tax basis                 45,784      41,753       33,754       37,907       29,119       25,041
                                                ----------  ----------  -----------   ----------   ----------   ----------
Total fixed charges (B)                        $  386,355  $  397,174  $   493,764   $  723,987   $  527,765   $  444,696
                                                ==========  ==========  ===========   ==========   ==========   ==========

RATIO OF EARNINGS TO
  FIXED CHARGES (A) / (B):                           3.36        3.28        (5.25)        6.56         4.53         3.59
                                                ==========  ==========  ===========   ==========   ==========   ==========

(1)    Includes allowance for funds used during construction and accrual of unbilled revenue.

(2)    Includes allocation of federal income and state franchise taxes to other income.

(3)    Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals.

(4)    Allocable portion of interest included in annual minimum debt service requirement of supplier.

(5)    Includes fixed charges associated with Nuclear Fuel.

(6)    Excludes Rate Reduction Notes revenues of $149,486,000 for 1998, $132,359,000 for 1999, $117,892,000 for 2000
       $103,321,000 for 2001, $89,172,000 for 2002 and $81,186,000 for 12 months ended June 30, 2003.

(7)    Excludes Rate Reduction Notes interest expenses of $149,486,000 for 1998 $132,359,000 for 1999, $117,892,000
       for 2000, $103,321,000 for 2001, $89,172,000 for 2002 and $81,186,000 for 12 months ended June 30, 2003.
       10/6/03 9:17 AM